Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 333-93007 and 333-80097)Talk Visual Corporation 1999 Stock Compensation Plan, as amended, of our report dated March 30, 2000, with respect to the consolidated financial statements of Talk Visual Corporation, included in the Annual Report (Form 10-KSB) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

Mayer Rispler & Company,P.C.


Brooklyn, New York
March 30, 2000

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